UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2023

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	90-1898207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205S Bailey Street Electra Texas	76360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (940) 495-2155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2023, we entered into an Equity Financing Agreement (the “Financing Agreement”) with Pacific Lion LLC, a Florida limited liability company (“Pacific Lion Stockholder”), providing for an equity financing facility (the “Equity Line”). The Financing Agreement provides that, upon the terms and subject to the conditions in the Financing Agreement, Pacific Lion is committed to invest up to twenty million dollars ($20,000,000.00) (the “Commitment Amount”), over the course of the period beginning on the 15th day of June, 2023 and ending on September 30, 2024 (the “Contract Period”) to purchase the Company’s common stock, par value $0.00001 per share (the “Common Stock”).

Pursuant to the Equity Financing Agreement, Pacific Lion has agreed to purchase up to $20,000,000 of AMIH common stock following the receipt of put notices from AMIH and subject to certain conditions. Pursuant to the Registration Rights Agreement entered into in connection with the Equity Financing Agreement, AMIH agreed to file a registration statement to register the common stock issuable under the Equity Financing Agreement. Following the effectiveness of the registration statement, if AMIH elects to cause Pacific Lion to purchase shares, the shares will be purchased at a 15% discount to the lowest closing trade price of AMIH’s common stock in the prior 10 trading days. The Equity Financing Agreement with Pacific Lion replaces the Equity Financing Agreement previously entered into with GHS Investments LLC, which has been terminated.

Pacific Lion also agreed to fund AMIH up to $400,000 under a Convertible Promissory Note to bridge AMIH through to the effectiveness of the registration of the shares to be sold under the Financing Agreement.

Pursuant to the Convertible Promissory Note issued to Pacific Lion by AMIH, Pacific Lion has the right to fund up to $400,000. The note bears interest at 6% and is due on May 10, 2024. Following an uplisting to a senior stock exchange, the note will automatically convert at 80% of the uplisting offering price. In addition to the note, the Company also issued a Warrant to Purchase Shares of Common Stock to Pacific Lion. The warrant is exercisable for 500,000 shares for a period of five years at $0.10 per share. In the event that an uplisting to a senior stock exchange does not occur within nine months of the issuance date, the warrant will automatically be canceled. The note is designed to provide a mechanism for Pacific Lion to make regular fundings to cover AMIH’s working capital needs during the pendency of the registration statement. Pacific Lion funded the first tranche of $100,000 upon the issuance of the note.

Under the terms of the Financing Agreement, Pacific Lion will not be obligated to purchase shares of common Stock unless and until certain conditions are met, including but not limited to a Registration Statement (the “Registration Statement”) on Form S-1 becoming effective which registers Pacific Lion’s resale of any shares purchased by it under the Equity Line. From time to time and before the expiry of the Financing Agreement, commencing on the trading day immediately following the date on which the Registration Statement becomes effective, we may, in our sole discretion, provide Pacific Lion with a put notice (each, a “Put Notice”), to purchase a specified number of shares of Common Stock (each, a “Put Amount Requested”), subject to the limitations discussed below. After ten (10) consecutive Trading Days preceding the relevant Put Notice Date (the “Pricing Period”) Purchase Price shall be established and number of Shares equaling one hundred percent (100%) of the Put Amount (the “Put Shares”) shall be delivered to the Investor’s broker for a particular Put. The timing and amounts of each Put shall be at the discretion of the Company. The maximum dollar amount of each Put will not exceed one hundred and twenty-five percent (125%) of the average daily trading dollar volume for the Common Stock during the ten (10) consecutive Trading Days preceding the Put Notice Date. No Put will be made in an amount equaling less than twenty-five thousand ($25,000) dollars or greater than five hundred thousand ($500,000) (unless such cap is waived by the Investor).

The Closing of a Put shall occur upon the first Trading Day following the confirmation of receipt and approval for trading by Investor’s broker of the Put Shares, whereby the Company shall have caused the Transfer Agent to electronically transmit, prior to the applicable Closing Date, the applicable Put Shares by crediting the account of the Investor’s broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The Investor shall deliver the Purchase Amount specified in the Put Notice (less deposit and clearing fees) by wire transfer of immediately available funds to an account designated by the Company if the aforementioned receipt and approval are confirmed before 9:30 AM ET or on the following Trading Day if receipt and approval by the Investor’s broker is made after 9:30 AM ET (“Closing Date” or “Closing”). In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

The Financing Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. Unless earlier terminated, the Financing Agreement will terminate automatically on the earlier to occur of: (i) When the Investor has purchased an aggregate of Twenty Million Dollars ($20,000,000) of the Common Stock of the Company pursuant to this Agreement, or (ii) September 30, 2024 (the “Open Period”).

If during the Open Period the Company becomes listed on an exchange which limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by the Investor, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval (the “Maximum Common Stock Issuance”). If such issuance of shares of Common Stock could cause a delisting on the stock exchange, then the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders in accordance with applicable law and the By-laws and the Certificate of Incorporation of the Company. Further, the Company’s failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or the Investor’s obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided herein.

In no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Investor, would exceed 4.99% of the number of shares of Common Stock outstanding on the Closing Date (the “Maximum Percentage”), as determined in accordance with Rule 13d-1(j) of the 1934 Act. By written notice to the Company, the Investor may increase the Maximum Percentage to 9.99%, but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of the Investor.

In connection with the Equity Line, we also entered into a Registration Rights Agreement, dated July 13, 2023, with Pacific Lion (the “Registration Rights Agreement”), pursuant to which we agreed to register for resale all of the shares issuable in accordance with the Financing Agreement in a registration statement to be filed with the Securities and Exchange Commission (the “SEC”). We have not yet filed a Form S-1 registration statement with the SEC. The effectiveness of a registration statement is a condition precedent to our ability to sell shares of Common Stock to Pacific Lion under the Financing Agreement.

In making sales of our Common Stock to Pacific Lion under the Financing Agreement, we are relying on an exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Copies of the Financing Agreement and the Registration Rights Agreement are attached as Exhibits 10.1 and 10.2 hereto. The description of certain terms of the Financing Agreement and the Registration Rights Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such agreements. The shares to be issued by us to Pacific Lion under the Financing Agreement will be issued in private placements in reliance upon the exemption from the registration requirements set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The information disclosed under Item 1.01 is incorporated into Item 1.01 in its entirety.

* * * * *

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Equity Financing Agreement between the Company and Pacific Lion LLC dated July 13, 2023

10.2	Convertible Promissory Note issued by the Company to Pacific Lion LLC dated May 23, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: July 21, 2023	By:	/s/ Michael McLaren
	Name:	Michael McLaren
Chief Executive Officer